BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024 SEPARATION AGREEMENT AND RELEASE This Separation Agreement and Release (“Agreement”) is made by and between BlackBerry Corporation (the “Company”) and Mattias Eriksson (“Employee”). WHEREAS, Employee is employed by the Company as of November 14, 2025; WHEREAS, the Company has decided to terminate Employee’s employment and Employee wishes to release the Company from any claims arising from or related to the employment relationship in exchange for a severance payment; NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (each individually referred to as a “Party” and collectively as “the Parties”) hereby agree as follows: 1. Termination. Employee’s employment with the Company will terminate on November 17, 2025 (the “Separation Date”). From November 18, 2025 to December 31, 2025, Employee agrees to assist the Company with matters related to his transition from time to time as the Company may reasonably require for no additional consideration. 2. Severance Benefits. Subject to and conditional upon Employee’s signing this Agreement no sooner than the Separation Date and no later than February 14, 2026, as well as continuing compliance with the terms and conditions of all sections of this Agreement, Employee will be eligible to receive the severance benefits set forth in paragraphs (a) through (d) of this Section 2 (the “Severance Benefits”) on the terms provided therein: (a) Severance Payments. The Company will continue to pay Employee his current annual base salary ($548,625) for a period of 17.5 months following the Separation Date (the “Severance Period”). (b) Health Insurance Continuation. By notice to the Company within thirty (30) days following the Separation Date, Employee may elect to continue to be covered under the Company’s group medical insurance plan, subject to the terms and conditions provided for in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Provided Employee timely and properly elects COBRA continuation coverage, the Company will pay 100% of the premiums from the Separation Date through the end of the Severance Period. Information regarding COBRA rights will be provided to Employee as required by law, and Employee is solely responsible for timely and properly electing COBRA continuation coverage. (c) Equity. Notwithstanding the terms of the BlackBerry Equity Incentive Plan (the “Plan”) or any Restricted Share Unit (RSU) award agreement to the contrary, all of Employee’s entitlements or rights pursuant to any outstanding RSUs held by Employee will continue to vest during the Severance Period otherwise in accordance with the terms of the Plan and the applicable award agreements. At the end of the Severance Period, any unvested RSUs will expire immediately, be forfeited and of no force or effect.

BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024 (d) VIP and SIP. The Company will pay Employee a pro rata amount of each of any earned Fiscal 2026 Variable Incentive Plan (VIP) program bonus and any earned Fiscal 2026 Sales Incentive Plan (SIP) program bonus based on attainment of the respective targets set out in, and otherwise in accordance with the terms and conditions of, Employee’s applicable VIP plan and SIP plan. Such amounts will be calculated on a pro rata basis for the portion of Fiscal 2026 completed up to and including December 31, 2025, and will be paid, less applicable withholdings and deductions, at the time or times that the Company generally pays Fiscal 2026 VIP and SIP amounts to employees in the United States. (e) Vacation Pay and Expense Reimbursement. Whether or not Employee signs this Agreement, on the Separation Date, the Company will pay Employee a lump sum amount representing all salary due through the Separation Date and all accrued and unused vacation entitlements up to the Separation Date, less applicable payroll deductions and withholdings. The Company will also reimburse Employee for any allowable business expenses incurred up to and including the Separation Date pursuant to the Company’s Business Expense Reimbursement Policy provided that Employee submits a reimbursement report with respect to such expenses within seven (7) days of the Separation Date. (f) Tax Consequences. i. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees. ii. The intent of the Parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. iii. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts reimbursable to Employee under this Agreement shall be paid to Employee on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Employee) during one year may not affect amounts reimbursable or provided in any subsequent year. iv. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Employee

BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024 understands and agrees that Employee shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by Employee on account of non-compliance with Section 409A. (g) Termination of Severance Benefits. If at any time Employee fails to comply with any of Employee’s promises and obligations under this Agreement, the Company’s obligation to provide any and all Severance Benefits to Employee shall immediately cease and the Company shall be entitled to repayment of all Severance Benefits paid to Employee, in addition to any other legal or equitable remedies. Employee understands, acknowledges, and agrees that the Severance Benefits are being given as consideration in exchange for executing this Agreement. Employee further acknowledges that Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement and acknowledges that Employee has been paid all wages, bonuses, and other compensation of any kind due to Employee as a result of his employment with the Company. 3. Release and Waiver of Claims. (a) General Release. In consideration for the Severance Benefits and the Company’s promises in this Agreement, Employee, on behalf of Employee and Employee’s heirs, executors, administrators, and assigns, hereby completely and irrevocably releases the Company, and any of its affiliated, related, parent or subsidiary companies and its and their present and former shareholders, members, interest holders, owners, managers, directors, or officers, attorneys and employees, and each of their respective successors and assigns (the “Released Parties”) from any and all claims Employee may now have or have ever had against the Released Parties, including without limitation, all claims arising from Employee’s employment or termination of employment (the “Released Claims”). The Released Claims include, but are not limited to, all claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing; all tort Claims, including claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy; and any statutory claims, including any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., 29 U.S.C. § 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. § 1001 et seq.; the federal Worker Adjustment and Retraining Notification Act (WARN Act), 29 U.S.C. § 2102 et seq.; and any other claims for violation of any federal, state, or local statutes, ordinances or common law, including, without limitation, claims for alleged retaliation or wrongful termination of any kind, and any and all claims for attorneys’ fees and costs. EMPLOYEE UNDERSTANDS AND AGREES THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS. (b) Agreement Not to File. Subject to the provisions of Section 7, Employee represents that Employee has not initiated, filed, or caused to be filed and agrees not to initiate,

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file or cause to be filed any Released Claims against any Released Parties. In addition, Employee agrees not to initiate, file, cause to be filed, or otherwise pursue any Released Claims, either as an individual on Employee's own behalf or as a representative, member or shareholder in a class, collective or derivative action against the Released Parties. Employee also agrees not to solicit, assist, support or in any other way cooperate in the initiation or prosecution of any action or proceeding brought against the Released Parties, or any of them, by a third party, except if compelled to do so by legal process.

(c) Exceptions to Release. Notwithstanding the foregoing, nothing in this Agreement shall release or waive Employee's rights to (i) indemnification, advancement of expenses, or contribution under any of the indemnity agreement between Employee and the Company made as of May 3, 2021, the Company's bylaws, or applicable law, or (ii) coverage under the Company's applicable directors' and officers' liability insurance policies. Employee understands that Employee is not waiving any right or claim that cannot be waived as a matter of law, such as workers' compensation claims or claims for unemployment benefits.

4. Release of Age Claims. Employee understands and acknowledges that this release of claims under the Age Discrimination in Employment Act ("ADEA") is subject to special waiver protection. Therefore, in accordance with the ADEA, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. Section 626(f), Employee specifically agrees to knowingly and voluntarily release and waive any rights or claims of discrimination under the ADEA. In particular, Employee represents and acknowledges that Employee understands the following: (a) Employee is not waiving rights or claims for age discrimination under the ADEA that may arise after the date Employee signs this Agreement; (b) Employee is waiving rights or claims for age discrimination under the ADEA in exchange for the Severance Benefits described in this Agreement; (c) Employee has been given an opportunity to consider fully the terms of this Agreement for forty-five (45) days, although Employee is not required to wait forty-five (45) days before signing this Agreement; (d) Employee has been advised to consult with an attorney of Employee's choosing before signing this Agreement; (e) Employee understands that Employee has seven (7) days after signing this Agreement in which to revoke this Agreement, which can be done by sending a certified letter to that effect to:

c/o Jennifer Armstrong-Owen
BlackBerry Limited
2200 University Avenue East
Waterloo, Ontario N2K 0A7

and the portion of the Agreement that pertains to the release of claims under the ADEA shall not become effective or enforceable until the 7-day revocation period has expired (the "Effective Date"), but that all other provisions of this Agreement will become effective upon Employee's execution of this Agreement.

5. Confidentiality of Agreement. To the furthest extent allowed by law, Employee shall hold the provisions of this Agreement in strictest confidence and shall not publicize or disclose it or its terms in any manner; except that Employee may disclose this Agreement (i) in confidence to Employee's spouse, attorneys, accountants, or tax preparers; and (ii) insofar as such disclosure may be necessary in any proceeding to enforce this Agreement, provided either that the

BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024

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proceeding is confidential or if not, that such disclosure is under seal. If disclosure of any term of this Agreement is compelled by legal process, Employee shall notify the Company reasonably prior to such disclosure, so that the Company may, at its option, seek a protective order. To the extent applicable, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful.

6. Continuing Obligations. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with all of his confidentiality and other applicable obligations under the Restrictive Covenant Addendum previously agreed to by Employee that continue after the termination of Employee's employment, which terms are incorporated by reference herein and remain in full force and effect. During the course of his employment with BlackBerry, Employee acquired knowledge of matters which are now, or may become, the subject of disputed claims or litigation involving BlackBerry, its subsidiaries and affiliated or associated companies. As a result, Employee agrees to provide all assistance and cooperation reasonably requested by BlackBerry and/or its counsel relating to any litigation involving BlackBerry when it is determined by BlackBerry that Employee's assistance is needed. Employee's assistance may include, but is not limited to, participating in interviews, providing truthful information on factual issues, reviewing documents, and/or preparing for and giving truthful testimony, whether orally or by affidavit at discovery, in a deposition, at trial or otherwise. In order to minimize the economic impact that Employee may experience as a result of fulfilling these obligations, BlackBerry will reimburse Employee at a reasonable hourly rate for income lost and for reasonable expenses incurred by Employee in connection with such assistance.

7. Protected Rights; Defend Trade Secrets Act.

(a) Protected Rights. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or interfere with Employee exercising protected rights, including rights under the National Labor Relations Act; filing a charge with the Equal Employment Opportunity Commission; reporting possible violations of law to or participating in an investigation by any federal, state, or local government agency or commission such as the National Labor Relations Board, the Department of Labor, OSHA, the Department of Justice, or the Securities and Exchange Commission. Employee does, however, waive any right to receive any personal relief, monetary award or benefit resulting from such a charge, report, or investigation related to any Released Claims, except that Employee may receive and fully retain a monetary award from a government-administered whistleblower award program. Employee may disclose information as set forth in this Section 7 without the Company's prior authorization. Nothing in this Agreement waives any rights that are not subject to waiver by private agreement or otherwise cannot be waived as a matter of law.

(b) Defend Trade Secrets Act Notification. Employee is hereby notified that 18 U.S.C. § 1833(b) states as follows: "An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal." Accordingly, notwithstanding any other provision of this Agreement to

BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024

BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024 the contrary, Employee has the right to (1) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of the law or (2) disclose trade secrets in a document filed in a lawsuit or other proceeding so long as that filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). 8. Return of Company Property. Employee shall return all the Company property and confidential and proprietary information in Employee’s possession to the Company prior to December 31, 2025, including without limitation all identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in Employee’s possession. Employee’s eligibility for and receipt of the Severance Benefits is expressly conditioned upon return of all Company Property. 9. Knowing and Voluntary Acknowledgments and Affirmations. Employee specifically represents, warrants, and confirms the following: (a) that the Company has timely and properly paid Employee all salary, wages, bonuses, accrued vacation earned and all other benefits or compensation due to Employee as of the Separation Date in accordance with applicable law; (b) except as expressly provided herein, Employee is not entitled to and will not receive any additional compensation or benefits from the Company after the Separation Date; (c) all of the decisions of the Company regarding his pay and benefits or other terms or conditions of his employment through the date of this Agreement were not discriminatory or retaliatory based on age, disability, race, color, sex, religion, national origin, protected activity, or any other classification protected by law; (d) Employee has not filed any claims, complaints, or actions of any kind against any of the Released Parties with any federal, state, or local court or government or administrative agency; (e) Employee has not engaged in any unlawful conduct relating to the business of the Company; (f) Employee has had at least five (5) calendar days in which to consider whether to sign this Agreement, and if Employee signs sooner, he has done so voluntarily; and (g) Employee understands that he has the right to consult with counsel regarding this Agreement. 10. No Admission. Employee understands and agrees that this Agreement is not an admission of guilt or wrongdoing by the Company, and that the Company does not believe or admit that it has done anything wrong. 11. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. 12. Entire Agreement. This Agreement, including the terms of any agreements incorporated by reference herein, represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and Employee’s compensation by the Company. 13. No Oral Modification. This Agreement may only be amended in writing signed by Employee and a duly authorized representative of the Company.

BlackBerry Corporation - 7950 Legacy Drive, Suite 437, Plano, TX 75024 14. Governing Law and Dispute Resolution. This Agreement shall be governed by the laws of the State of Illinois. Employee and the Company hereby irrevocably submit to the exclusive jurisdiction of federal and state courts in the State of Illinois and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. 15. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. 16. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: (a) They have read this Agreement and have been given sufficient time to consider the terms of this Agreement before signing it; (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) They understand the terms and consequences of this Agreement and of the releases it contains; (d) They are fully aware of the legal and binding effect of this Agreement. IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. BlackBerry Corporation DATED: ____ day of November, 2025 By: Name: Jennifer Armstrong-Owen Title: Chief People Officer of BlackBerry Limited Mattias Eriksson, an individual DATED: ____ day of November, 2025